NAV ONLY Total Returns - Separate Account D

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
          Total Return = ((ERV DIVIDED BY P) 1/n )  -1

          Total Return = ((ERV - P) DIVIDED BY P)

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

          P = a hypothetical initial investment of $1,000

          N = number of years

The following table lists the information used to calculate the NAV only average annual total return and total return for First Investors Life Series Fund - Subaccount D as of December 31, 1997.


                                                                AVE. ANNUAL      TOTAL
                                   ERV           P        N     TOTAL RETURN     RETURN
                                   ---           -        -     ------------     ------
    Blue Chip Fund
    --------------
Life of Subaccount:             $1,017.32    $1,000.00   .43      1.73%          1.73%

    Discovery Fund
    --------------
Life of Subaccount:             $1,021.94    $1,000.00   .43      2.19%          2.19%

   Government Fund
   ---------------
Life of Subaccount:             $1,027.70    $1,000.00   .43      2.77%          2.77%

       Growth Fund
       -----------
Life of Subaccount:             $1,032.43    $1,000.00   .43      3.24%          3.24%

   High Yield Fund
   ---------------
Life of Subaccount:             $1,041.14    $1,000.00   .43      4.11%          4.11%


International Securities Fund
-----------------------------
           Life of Subaccount:   $ 929.53    $1,000.00   .43     (7.05%)        (7.05%)

        Investment Grade Fund
        ---------------------
           Life of Subaccount:   $1,032.70   $1,000.00   .43      3.27%          3.27%

    Target Maturity 2007 Fund
    -------------------------
           Life of Subaccount:   $1,060.96   $1,000.00   .43      6.10%          6.10%

    Target Maturity 2010 Fund
    -------------------------
           Life of Subaccount:   $1,078.72   $1,000.00   .43      7.87%          7.87%

               Utilities Fund
               --------------
           Life of Subaccount:   $1,166.19   $1,000.00   .43     16.62%         16.62%

SEC Standardized Total Returns - Separate Account D

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
          Total Return = ((ERV DIVIDED BY P) 1/n )  -1

          Total Return = ((ERV - P) DIVIDED BY P)

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

          P = a hypothetical initial investment of $1,000

          N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Life Series Fund - Subaccount D as of December 31, 1997.

                                                                 AVE. ANNUAL     TOTAL
                                    ERV           P         N    TOTAL RETURN    RETURN
    Blue Chip Fund
    --------------
Life of Subaccount:               $947.32     $1,000.00    .43      (5.27%)      (5.27%)

    Discovery Fund
    --------------
Life of Subaccount:               $951.94     $1,000.00    .43      (4.81%)      (4.81%)

   Government Fund
   ---------------
Life of Subaccount:               $957.70     $1,000.00    .43      (4.23%)      (4.23%)

       Growth Fund
       -----------
Life of Subaccount:               $962.43     $1,000.00    .43      (3.76%)      (3.76%)

   High Yield Fund
   ---------------
Life of Subaccount:               $971.14     $1,000.00    .43      (2.89%)      (2.89%)




International Securities Fund
-----------------------------
           Life of Subaccount:    $864.47     $1,000.00    .43     (13.55%)     (13.55%)

        Investment Grade Fund
        ---------------------
           Life of Subaccount:    $962.70     $1,000.00    .43      (3.73%)      (3.73%)

    Target Maturity 2007 Fund
    -------------------------
           Life of Subaccount:    $990.96     $1,000.00    .43      (0.90%)      (0.90%)

    Target Maturity 2010 Fund
    -------------------------
           Life of Subaccount:  $1,008.72     $1,000.00    .43       0.87%        0.87%

               Utilities Fund
               --------------
            Life of Subaccount: $1,096.19     $1,000.00    .43       9.62%        9.62%
